Exhibit 16.1


                           Salvatore Albanese & Co.
                           ------------------------
                         CERTIFIED PUBLIC ACCOUNTANTS



Monday, April 30, 2007



Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements made by AIS Futures Management, LLC with respect to AIS Futures Fund IV, L.P. in Item 14 of its Registration Statement on Form 10 (the "Registration Statement"). We agree with the statements concerning our firm contained in Item 14 of the Registration Statement.



Sincerely,

/s/ Salvatore Albanese

Salvatore Albanese
Salvatore Albanese & Co., Certified Public Accountants
875 Avenue of the Americas, New York, NY 10001
Tel: (212) 714-0064  Fax: (212) 629-9553
65 East John Street, Hicksville, NY 11801
Tel: (516) 417-8503  Fax: (516) 213-4895
www.salabanese.com